Exhibit 99.1

First Breach Completes First Test Flight of Long Range Strike Drone

Larger of the Company’s two Class 1 attritable platforms takes to the air, joining the Close Quarters Strike platform already in-flight testing.

Long Range Strike platform is designed for greater than 20 km range, ~ 1 kg payload, and fully non-Chinese sourcing of all key electronic and power components, with production scaling targeted for Q2 2027

HAGERSTOWN, MD / October 27, 2026 / First Breach Inc. (NASDAQ:FBDT) (“First Breach” or the “Company”), an American-made defense technologies company focused on vertically integrated ammunition production and next-generation unmanned aerial systems, today announced the successful initial test flight of its Long Range Strike (“LRS”) platform, the second of the two proprietary drone platforms under development with Hellbender, Inc. Both the LRS and the Company’s Close Quarters Strike (“CQS”) platform are now in active flight testing.

Close Quarters Strike and Long Range Strike platforms

“Having both platforms in flight testing is an important step in expanding our drone product portfolio,” said Jeffrey Low, Co-Founder and Chief Executive Officer of First Breach. “These two aircraft share components, share a supply chain, and share a production line. That was the plan from the first day of the Hellbender agreement, and today both of them are flying. For the long-range mission, this is the platform the Department of War has been describing, built the way they have asked for it to be built.”

The LRS is a compact, man-portable Class 1 unmanned aircraft system weighing under 9 kg (20 lb.), with propellers under 457 mm (18 in) and a wheelbase or folded wingspan under 350 mm. The platform is designed for a range in excess of 20 km, a current speed of approximately 120 km/h, and a payload of ~1 kg. Operators control the aircraft in first-person view, with computer vision search assistance layered over map-based waypoint navigation. Onboard hardware is intended to support identification friend or foe and terminal guidance, while modular radio connectivity and GNSS-denied navigation hardware are intended to support resilience in environments affected by electronic warfare. Designed from inception for high-volume robotic assembly, the LRS sourcing plan calls for 100 percent non-Chinese sourcing of its battery pack, motors, power electronics, flight control system, flight computer, and vision guidance system.

The milestone advances First Breach’s development of two distinct products built around common components, a shared supply chain, and a common production line. This approach is intended to support manufacturing efficiency and scalable assembly as the Company progresses toward commercialization. First Breach continues to target completion of its initial prototypes in the fourth quarter of 2026 and the start of scaled production in the second quarter of 2027.

About First Breach

First Breach Inc. is an ISO 9001:2015 certified, American-made defense technologies company focused on manufacturing match-grade ammunition components, finished ammunition, and developing next-generation unmanned aerial systems for commercial, law enforcement, and military markets. The Company manufactures its products in-house at its Hagerstown, Maryland facility, where it produces brass cups, casings, projectiles, lead cores, lead wire, and completed ammunition with rigorous quality control standards. First Breach is also advancing its drone strategy through the development of U.S.-made unmanned systems, leveraging advanced engineering, robotics, ISR and sensor technologies, and precision manufacturing capabilities to address evolving defense, homeland security, law enforcement, and commercial requirements across domestic and international markets.

For more information, please visit: First Breach Inc.

About Hellbender

Hellbender, Inc. is a Pittsburgh-based engineering and advanced manufacturing company specializing in physical AI, computer vision, drones, robotics, electronics design, and automated manufacturing. Operating from approximately 90,000 square feet of facilities, the company provides integrated product development capabilities spanning engineering, prototyping, printed circuit board assembly, advanced sensor integration, robotic manufacturing, and production testing. More than 25% of Hellbender’s workforce consists of military veterans, supporting its commitment to American manufacturing and technical innovation.

For more information, please visit: Hellbender

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include statements regarding the Company’s expectations, beliefs, plans, objectives, strategies, future events, future performance, business prospects, growth initiatives, acquisitions, market opportunities, capital resources, operational objectives, and other statements that are predictive in nature. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations, assumptions, and beliefs regarding future developments and their potential effect on the Company. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in economic, business, market, competitive, regulatory, technological, legal, and geopolitical conditions; the Company’s ability to execute its business strategy; access to capital and financing; customer demand; industry developments; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update, revise, or publicly disclose any revisions to any forward-looking statements to reflect events, circumstances, or changes in expectations occurring after the date of this press release.

Investor Relations

Frank Pogubila
Partner
Integrous Communications
Phone: 951.946.5288
Email: fpogubila@integcom.us
Website: www.firstbreach.com

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